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Exhibit 11
Computation of Earnings per Common and Common Equivalent Share
(In thousands except per share amounts)

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


                                                  Quarters Ended               Six Months Ended
                                           September 28    September 29   September 28  September 29
                                               1997            1996           1997          1996
                                           ------------    ------------   ------------  ------------
Primary calculation:

  Net income                                 $  15,920      $  12,827       $  30,578    $  22,731
                                             ---------      ---------       ---------    ----------
                                             ---------      ---------       ---------    ----------

  Weighted average shares outstanding
  during the period                             13,040         13,002          13,023       12,976

  Shares issuable in connection with
  stock plans less shares purchasable
  with proceeds using the average per
  share purchase price for the
  respective periods as shown below                456            419             384           407
                                             ---------      ---------       ---------    ----------

  Total common and common equivalent
  shares - primary                              13,496         13,421          13,407        13,383
                                             ---------      ---------       ---------    ----------
                                             ---------      ---------       ---------    ----------

  Primary earnings per common and
  common equivalent share                    $    1.18        $   .96        $   2.28      $   1.70
                                             ---------      ---------       ---------    ----------
                                             ---------      ---------       ---------    ----------

  Average share price for the period         $   59.12       $  49.65        $  52.52      $  48.24
                                             ---------      ---------       ---------    ----------
                                             ---------      ---------       ---------    ----------


Fully diluted calculation:

  Net income                                 $  15,920      $  12,827       $  30,578     $  22,731
                                             ---------      ---------       ---------    ----------
                                             ---------      ---------       ---------    ----------

  Weighted average shares outstanding
  during the period                             13,040         13,002          13,023        12,976

  Shares issuable in connection with
  stock plans less shares purchasable
  with proceeds using the higher of the
  average or period end share price as
  shown below                                      495            455             494           460
                                             ---------      ---------       ---------    ----------

  Total common and common equivalent
  shares - fully diluted                        13,535         13,457          13,517        13,436
                                             ---------      ---------       ---------    ----------
                                             ---------      ---------       ---------    ----------

  Fully diluted earnings per common
  and common equivalent share                 $   1.18         $  .95        $   2.26      $   1.69
                                             ---------      ---------       ---------    ----------
                                             ---------      ---------       ---------    ----------

  Higher of average or period
  end share price                            $   63.25      $   52.38       $   63.25     $   52.38
                                             ---------      ---------       ---------    ----------
                                             ---------      ---------       ---------    ----------

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